UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on a Current Report on Form 8-K on August 4, 2023, Forward Industries, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of its noncompliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) by failing to maintain a minimum bid price for its common stock of at least $1.00 per share for 30 consecutive business days. The Company was allowed an initial 180-day grace period, or until January 29, 2024, (the “Compliance Period”), to regain compliance with the Rule. To regain compliance with the Rule the closing bid price of the Company’s common stock needed to be at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period.

On January 30, 2024, the Company received notification that it had failed to regain compliance with the Rule and is not eligible for a second 180-day period because of its failure to comply with the minimum stockholders’ equity initial listing requirement. Unless the Company timely requests a hearing before an independent Nasdaq Hearings Panel (the “Panel”), the Company’s securities would be subject to delisting. Accordingly, the Company will request a hearing before the Panel. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Panel has the discretion to grant an additional extension period not to exceed July 29, 2024. At the hearing, the Company will be asked to provide a plan to regain compliance to the Panel. The Company intends to present a plan to regain compliance with the Rule and request the continued listing of its common stock on Nasdaq pending such compliance. However, there can be no assurance that the Panel will grant the Company’s request or that the Company will ultimately regain compliance with all applicable requirements for continued listing on Nasdaq.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s ability to regain compliance with the minimum bid price requirement and the Company’s plans to consider implementing available options to regain compliance with the minimum bid price requirement. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not meet the minimum bid price requirement during any compliance period or in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent Annual Report on Form 10-K, as may be amended or supplemented from time to time by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: February 5, 2024	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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